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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2000, except as to Note 17, to which the date is March 17, 2000, relating to the financial statements of HNC Software Inc., which appear in the 1999 Annual Report to Shareholders of HNC Software Inc., which is incorporated by reference in HNC Software Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California
June 20, 2000


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